CONSULTING AGREEMENT





      This Consulting Agreement ("Agreement") is made and entered into as of this 1st day of January, 1997, by and between Foilmark, Inc., a Delaware corporation (the "Company") having a place of business at 5 Malcolm Hoyt Drive, Newburyport, Massachusetts 01950 and Edward Sullivan ("Consultant"), an individual having an address of 257 Promenade East, Montgomery, TX 77356.

                              W I T N E S S E T H:


      WHEREAS, Consultant is presently employed by WestFoils, Inc., a California corporation, and a wholly-owned subsidiary of Corporation, and

      WHEREAS, the term of employee's Employment Agreement runs through December 31, 1998, and

      WHEREAS, Consultant and Company have agreed to early termination of the Employment Agreement and the substitution of this Consulting Agreement in place thereof, and

      WHEREAS, for reasons of personal health, Consultant wishes to relocate his principal residence from California to Texas, and

      WHEREAS, the Company is desirous of retaining the services of Consultant to advise it in connection with its sales management and strategy and to continue to generally supervise the WestFoils, Inc. operation.

      NOW, THEREFORE, in consideration of the promises and agreements herein contained and for other good and valuable consideration, the receipt whereof is hereby acknowledged, it is hereby agreed as follows:

      1. Termination of Employment Agreement. Effective December 31, 1996, that certain Employment Agreement between the said WestFoils, Inc. and the Consultant is hereby terminated and neither party shall have any further obligation thereunder, except that said WestFoils, Inc. shall be obligated to pay the additional compensation referred to in paragraph 4(b) of said Employment Agreement.

      2. Engagement. Corporation hereby engages Consultant to perform the duties and to provide the services described in this Agreement upon the terms and conditions set forth herein and the Consultant hereby accepts such engagement.

      3. Term. The Consultant's services will commence upon the date hereof and unless extended or earlier terminated, as hereinafter provided, will continue in effect until December 31, 1998 (the "Termination Date").

      4. Duties. The Consultant will provide advise to the Company in conjunction with sales management, strategic sales objectives, general supervision of its WestFoils subsidiary, including the attendance at sales and other meetings requested by the Company from time to time, and such further consulting services as the Company may request. The Company acknowledges that Consultant will not be obligated in any monthly period to provide more than sixty (60) hours of consulting services, pursuant to this Agreement. The Company acknowledges that Consultant intends to relocate his principal residence from California to Texas and, as a result, will not be in a position to provide day-to-day supervision of its WestFoils, Inc. subsidiary. Consultant agrees to devote at least one (1) week per month to the supervision of the business and affairs of WestFoils, Inc.

      5. Compensation. For all services rendered hereunder, Company agrees to pay to Consultant, an amount equal to fifty percent (50%) of the average compensation payable to Consultant pursuant to his Employment Agreement for the years 1995 and 1996, including any additional compensation paid or earned by the Consultant pursuant to paragraph 4(b) of the said Employment Agreement. Such salary shall be paid in equal bi-weekly installments, the first such installment to be paid on January 10, 1997. It is understood and agreed that the first and subsequent payments shall be subject to adjustment to reflect any additional compensation to which Consultant is otherwise entitled pursuant to paragraph 4(b) of his Employment Agreement when that amount is, in fact, calculated. Consultant will be entitled to participate in and receive the fringe benefits offered by the Company to its senior executives.

      6. Expenses. Consultant shall be reimbursed on a monthly basis for all reasonable out-of-pocket travel and telephone expenses incurred by Consultant in connection with the business of the Company, provided that Consultant provides the Company with receipt detailing any such expenditures. The Company agrees to continue any existing lease or to lease or purchase a new automobile for use by the Consultant in connection with the business of the Company. Maintenance, insurance and operating expenses shall be paid by the Company or, if paid by the Consultant, shall be reimbursed by the Company upon presentation of expense vouchers. This automobile shall be in accordance with the Company's standard formula and policy for employee automobiles, but shall be at least comparable to the one presently used by the Consultant. Consultant agrees that except that at the request of the Company he will not incur any unreasonable out-of-pocket expenses in connection with any one trip or undertaking.

      7. Consultant Responsibilities. The Consultant shall be responsible for paying all required taxes withholding any amounts required by Federal or state law for maintaining his own insurance, including, without limitation, Federal income taxes, Social Security, state tax and other state requirements. The total cost to the Company's engagement of the Consultant to provide the services contemplated hereunder shall be the compensation set forth in Section 5 hereof.

      8. Termination.

      a. The Company may terminate this Agreement: (i) upon Consultant's death;
(ii) at any time, for (A) Consultant's willful failure or refusal to substantially perform his obligations under this Agreement or other acts or omissions constituting gross neglect or dereliction of his duties hereunder, or
(B) fraud, dishonesty or other acts or omissions constituting a crime involving moral turpitude by Consultant, or (iii) upon Consultant's disability, subject to the provisions of Paragraph 10. Termination under subsection 8(a)(ii) of this Agreement shall not operate as waiver of the rights and remedies available to the Company under law.

      b. Consultant may terminate this Agreement: (i) at any time, for cause, upon written notice of willful failure or refusal of the Company to substantially perform its obligations under this Agreement; (ii) upon Consultant's disability subject to the provisions of Paragraph 9. Termination under this provisions shall not operate as a waiver of the rights and remedies available to the Employee under law.

      c. In the event of termination of this Agreement for any reason, in addition to the other payments that may be required hereunder, the Company shall be obligated to pay Consultant or his estate, as the case may be, all salary and other compensation earned or accrued up to the date of termination. In the event of termination of employment resulting from the Company's willful failure or refusal to substantially perform its obligations under this Agreement, the Consultant shall receive the total compensation and other benefits under this Agreement through December 31, 1998 as liquidated damages.

      d. In the event of the death of the Consultant, all salary, bonus or other payments (if any) due under this Agreement shall be payable to Consultant's estate.

      9. Death. In the event of Consultant's death during the term hereof, Consultant's legal representative shall be entitled to receive the compensation due Consultant through the last day of the calendar month in which his death occurred.

      10. Disability. The Company or Consultant shall have the right to terminate this Agreement, if Consultant shall be ill or so disabled as to substantially impair his ability to discharge his obligations under this Agreement for a period of four (4) successive months or eight (8) months in the aggregate during the term hereof. The right to terminate this Agreement, if because of disability, to be effective, must be exercised while Consultant's disability continues.

      11. Disclosure of Information.

      a. For purposes of this Agreement, Proprietary Information is all information utilized by the Company, and its Affiliates in their business. Proprietary Information shall not include information which (i) is now or hereafter in the public domain, (ii) was known to Consultant, other than as a result of his ownership or employment by the Company, prior to the date hereof, or (iii) is disclosed to Consultant by a third party not bound by any duty of confidentiality to the Company. Proprietary Information shall specifically (but not exclusively) include the following: the identification of all customers, suppliers, products, or employees; all contracts; all financial affairs; all business records or reports; all inventions, trade secrets, processes, or methods of design, distribution, procurement or manufacturer. Proprietary Materials shall mean all documents, papers, or other materials containing Proprietary Information.

      b. Consultant agrees that any Proprietary Information which Consultant obtains, develops, or otherwise acquires in the course of the performance of his duties hereunder shall be deemed to be confidential in character. Consultant will not use any Proprietary Information or disclose it to any other party at any time, except in the ordinary course of his duties with the Company or with the written consent of the Board of Directors of the Company or as may be required under any state or federal law, rule or regulation or by a court of competent jurisdiction. This restriction shall apply during the period of this Agreement and thereafter.

      c. All Proprietary Materials shall be the exclusive property of the Company and its Affiliates. Upon termination of this Agreement for any reason whatsoever, Consultant agrees to not take any Proprietary Materials with him, and to turn over to the Company all Proprietary Materials in his possession and control.

      d. This paragraph shall be binding upon Consultant's heirs, successors, and legal representatives.

      12. Inventions.

      a. Any and all inventions, products, improvements, processes, manufacturing methods or techniques, formulas, designs or styles (collectively hereinafter referred to as "inventions"), made, developed or created by Consultant (alone or in conjunction with others, during regular hours of work or otherwise) during the term of this Agreement which may be directly or indirectly useful in, or relate to, any business of the Company or its Affiliates or tests being carried on by them, shall be the Company's exclusive property and at all times shall be made available to the Board of Directors of the Company or such persons as may be so designated by the Board of Directors.

      b. Consultant will, upon the Company's request, execute any documents reasonably necessary or advisable in the opinion of the Company's counsel to direct issuance of patents to the Company or its Affiliates with respect to such inventions as are to be the Company's exclusive property under this section or to vest in the Company or its Affiliates title to such inventions, the expense of securing any patents, however, to be borne by the Company.

      c. Consultant will keep confidential and will hold for the Company's and its Affiliates' sole benefit any invention which is to be theirs exclusively under this section for which no patent is issued.

      d. This nondisclosure provisions contained in Paragraph 12 of this Agreement shall specifically apply to said Inventions.

      13. Non-Competition. Consultant recognizes that the services to be rendered by his pursuant to the terms of this Agreement are special, unique and of an extraordinary character. Consultant therefore agrees that during the term of this Agreement and for three (3) years following the date of termination, Consultant agrees that he will not, directly or indirectly, alone or as a member of a partnership or as an officer, director, stockholder, agent or employee of any other corporation:

      a. Intentionally do any act which is likely or intended to impair the business or good will of the Company or its Affiliates.

      b. Intentionally do any act or thing which is likely or intended to deprive the Company or its Affiliates of the goodwill of suppliers, customers, employees and others having business relations.

      c. Solicit the employment of or otherwise induce any person who is currently employed by the Company or its Affiliates to leave the Company.

      d. Solicit sales of products of the type sold by the Company and its Affiliates from any present or former customers of the Company or its Affiliates.

      e. Engage in competition with the business of the Company or its Affiliates.

      f. Consultant understands and agrees that the covenants made by him in paragraph 11 through 13 of this Agreement are being made in view of the unique and essential nature of the services Consultant is to perform hereunder and the irreparable injury that would befall the Company and its Affiliates should Consultant compete with or serve a competitor of the Company or its Affiliates.

      14. Affiliates of the Company. "Affiliates" shall mean Foilmark, Inc. and its U.S.-based subsidiaries which are controlled or under common control by Foilmark.

      15. No Prior Restrictions. Consultant warrants that he is not subject to any restrictive covenants or non-disclosure agreements with any former employers or other third parties that will in any way interfere with his performance under this Agreement, and agrees to indemnify the Company and its Affiliates from any such claims.

      16. Effect of Waiver. The waiver of either party or a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

      17. Binding/Assignment. This Agreement shall be binding upon Consultant, his heirs, executors, administrators and legal representatives. The rights and benefits of the Company under this Agreement shall be transferable, and all covenants and agreements hereunder shall inure to the benefit of an be enforceable by or against its successors and assigns. However, such transfer shall not relieve the Company of any liability under the terms of the Agreement.

      18. Notice. Any notice required or permitted to be given under this Agreement shall be given in writing and sent by certified or registered mail or delivered in person; in the case of the Company, at Foilmark, Inc.'s offices in Melville, New York, and in the case of Consultant to Consultant's residence as indicated in the Company records, or to such other address as the parties hereto may hereafter designate in writing.

      19. Entire Agreement. This Agreement contains the entire agreement between the parties respecting the engagement of Consultant by the Company and supersedes any and all prior employment agreements existing between Consultant and the Company, whether oral or written, and shall govern all subsequent relationships between them. This Agreement may be changed only by an agreement in writing signed by the party against whom enforcement of any change is sought.

      20. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts. In the event any provision of this Agreement is invalid, illegal or unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity, illegality or unenforceability without affecting or impairing the remainder of such provision or any other provision of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first-above mentioned.


                                              FOILMARK, INC.



                                              By: /s/ Frank J. Olsen, Jr.
                                                  ------------------------------
                                                  Frank J. Olsen, Jr., President





                                               By: /s/ Edward Sullivan
                                                   -----------------------------
                                                   Edward Sullivan, Consultant